                                                                      EXHIBIT 11



                                 PANAVISION INC



                       COMPUTATION OF EARNINGS PER SHARE



                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                                NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                              -------------------------------  --------------------
                                                1993       1994       1995       1995       1996
                                              ---------  ---------  ---------  ---------  ---------

Shares outstanding..........................     13,706     13,706     13,706     13,706     13,706

Shares and options considered outstanding
 for all periods under SAB 55, using the
 treasury stock method at an assumed initial
 public offering price of $17.00 per share
 for stock options..........................      1,571      1,571      1,571      1,571      1,571
                                              ---------  ---------  ---------  ---------  ---------

    Total...................................     15,277     15,277     15,277     15,277     15,277
                                              ---------  ---------  ---------  ---------  ---------
                                              ---------  ---------  ---------  ---------  ---------

Net income..................................  $   3,305  $   7,078  $   5,563  $   4,435  $   8,098
                                              ---------  ---------  ---------  ---------  ---------
                                              ---------  ---------  ---------  ---------  ---------

Net income per common share.................  $     .22  $     .46  $     .36  $     .29  $     .53
                                              ---------  ---------  ---------  ---------  ---------
                                              ---------  ---------  ---------  ---------  ---------


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NOTE: Primary and fully diluted net income per share are the same.